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                                                                   Exhibit 10.63

Mr. Greg Myers

                               February 26, 1999

Re: Compensation

     This letter confirms the terms and conditions of your supplemental option vesting and severance arrangement with Symantec Corporation ("Symantec").

                                    RECITALS

You are currently serving as Symantec's Chief Financial Officer. In the interest of retaining your services, Symantec is offering the following option vesting and severance arrangement in addition to the other elements of your compensation arrangement.

1.) Employment Termination after Sale of the Company. In the event that your employment is terminated without cause within twelve months after the consummation of a transaction in which over 50% of the outstanding common stock of Symantec is acquired by a person or entity not then under he control of Symantec or its shareholders, then (a) all of your unvested options will thereupon become immediately exercisable and (b) you will be paid severance in an amount equal to twenty four months of your base salary at that time, net of tax withholding. For the purposes of this agreement, "cause" shall mean (i) any intentional tort (excluding any tort relating to a motor vehicle) which causes loss, damage or injury to the property or reputation of Symantec or its subsidiaries; (ii) any crime or act of fraud or dishonesty against Symantec or its subsidiaries; (iii) the commission of a felony; (iv) habitual neglect of duties which is not cured within ten (10) days after written notice thereof by the President of Symantec to you, (v) the disregard of the written policies of Symantec or its subsidiaries which causes loss, damage or injury to the property or reputation of Symantec or its subsidiaries which is not cured within ten
     (10) days after written notice of such neglect by the President of Symantec to you; (vi) or any material breach of your ongoing obligation not to disclose confidential information, and not to assign intellectual property developed during employment.

2.)  New Option Grant. You will be given a new grant of 41,973 options (the
     "New Grant") as your promotional grant such that your total number of unvested options at the time of this letter is 80,000. The New Grant will vest in twenty-four equal monthly installments of 1,748 options starting on March 1, 1999. You agree that the New Grant is the only option grant that has been given to you during calendar 1999 to the date of this letter.

3.) Employment Termination without cause. In the event that your employment is terminated without cause (a) if such termination takes place on or prior to February 26, 2000, then you will be paid severance in an amount equal to twenty four months of your base salary at that time, net of tax withholding or (b) if such termination takes place after February 26, 2000,

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     then you will be paid severance in an amount equal to eighteen months of your base salary at that time, net of tax withholding.

4.) No Other Changes. Except as set forth herein, all other aspects of your compensation and employment, including the terms of your stock option agreements, remain unchanged.

5.) Miscellaneous. This Agreement will bind and inure to the benefit of each of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if made in writing and signed by the parties hereto.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first above written.


SYMANTEC CORPORATION                    GREG MYERS

By:  /s/ GORDON EUBANKS                 /s/ GREG MYERS
     ------------------------------     ----------------------------------
     Gordon Eubanks                     Greg Myers
     President and CEO


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